Exhibit A

JOINT FILING AGREEMENT

The undersigned agree that this Schedule 13G Amendment No. 2 dated December 5, 2025 relating to the Class A common shares, par value US$0.0001 per share, of Patria Investments Limited shall be filed on behalf of the undersigned.

PERTENTO PARTNERS LLP By: /s/ Eduardo Marques
Name: Eduardo Marques
Title: Managing Partner

PERTENTO ADVISORS LLC By: /s/ Eduardo Marques
Name: Eduardo Marques
Title: Authorized Person

EDUARDO MARQUES By: /s/ Eduardo Marques

PERTENTO MASTER FUND LIMITED By: /s/ Eduardo Marques
Name: Eduardo Marques
Title: Authorized Person